Exhibit 10.3

FORM OF CERTIFICATE OF INCORPORATION

OF

SK-EARTHLINK MANAGEMENT CORP.

ARTICLE 1
NAME.

The name of the corporation is:  SK-EarthLink Management Corp.

ARTICLE 2
REGISTERED AGENT AND OFFICE.

The name of the registered agent of the Management Company is The Corporation Trust Company and its registered office is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware, County of New Castle.

ARTICLE 3
PURPOSE OF THE MANAGEMENT COMPANY.

The purpose of the Management Company is to engage in the Business, including the provision and development of the Products and Services.  The Management Company is authorized and empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes of the Management Company as set forth in this Article 3 and for the protection and benefit of the Management Company and its Subsidiaries.  All capitalized terms used in this Certificate and not otherwise defined shall have the meanings ascribed to them in Article 10.

ARTICLE 4
CAPITAL STOCK.

4.1           Authorized Capital Stock.  The Management Company shall have the authority to issue two hundred million four (200,000,004) shares of its capital stock consisting of:  (a) one hundred eighty million two (180,000,002) shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”); (b) two (2) shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”) and (iii) twenty million (20,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided.  The Class A Common Stock and the Class B Common Stock shall hereinafter collectively be called the “Common Stock”.  The number of authorized shares of any class of capital stock of the Management Company may be increased or decreased (but not below the number of shares thereof then outstanding) upon:  (a) the affirmative vote of the holders of a majority of the voting power of such class of capital stock of the Management Company, and (b) the unanimous approval of the holders of Class B Common Stock, if outstanding, in each case voting separately as a class.

4.2           Terms of Common Stock.  All shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, and shall be subject to the same qualifications, limitations and restrictions thereof, except as otherwise provided in this Certificate of Incorporation (this “Certificate”) or as otherwise required by the DGCL.

4.3           Voting Rights.  The holders of shares of Common Stock shall have the voting rights set forth in this Article 4.3 and elsewhere in the Certificate.

4.3.1        Class A Common Stock.  Each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held by such holder on all matters submitted to a vote of Stockholders, other than matters reserved exclusively to holders of another class of capital stock.  The holders of Class B Common Stock, that also hold shares of Class A Common Stock, shall be entitled to vote their shares of Class A Common Stock, but shall not be entitled to the increased voting multiple described in Section 4.3.2, below, on any matter reserved exclusively to holders of Class A Common Stock.

4.3.2        Class B Common Stock.  In all matters reserved exclusively to holders of Class B Common Stock, each holder of Class B Common Stock shall be entitled to one vote for each share of Class B Common Stock held by such holder, and the affirmative vote of all of the outstanding shares of Class B Common Stock shall be required to approve such matter.  Each holder of Class B Common Stock shall be entitled to an aggregate number of votes for all shares of Class B Common Stock held by such holder, on all matters submitted to a vote of the Stockholders, other than matters reserved exclusively to holders of Class A Common Stock, Class B Common Stock or any other class of stock, equal to the difference between (a) ten (10) multiplied by the aggregate number of:  (i) the shares of Class A Common Stock obtained if all shares of Class B Common Stock, Membership Units and shares of convertible Preferred Stock of the holder were then converted in accordance with Articles 5.1, 5.2 and 5.4, respectively, and (ii) the shares of Class A Common Stock held by such Class B Common Stockholder and (b) the shares of Class A Common Stock held by such Class B Common Stockholder.

4.3.3        Voting as a Single Class.  Except as otherwise expressly required in this Certificate or the By-Laws or by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Management Company (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, then as a single class with such holders of shares of Preferred Stock).

4.3.4        Cumulative Voting.  There shall be no cumulative voting.

4.4           Dividends and Distributions.  The Management Company shall pay dividends and make distributions to the holders of its Common Stock as set forth in this Article 4.4.

4.4.1        Common Stock Dividends.  Subject to the preferences applicable to Preferred Stock, if any, outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Management Company as may be declared thereon, upon the prior approval of the Board from time to time out of assets or funds of the Management Company legally available; provided, that, subject to the provisions and restrictions of this Article 4.4, the Management Company shall not pay or make dividends or distributions in shares of Common Stock.

4.4.2        Dividends of Class B Common Stock.  There shall be no dividends or other distributions payable in Class B Common Stock including any distributions pursuant to stock split or divisions of Class B Common Stock or any Voting Securities convertible into Class B Common Stock.

4.4.3        Dividends of Voting Securities.  In the case of dividends or other distributions consisting of Voting Securities of any corporation or other Entity, which is a Subsidiary of the Management Company or any Voting Securities convertible into the same, the Management Company shall declare and pay such dividends in two separate classes of such Voting Securities, identical in all respects, except that:  (a) the voting rights of each such security paid to the holders of Class B Common Stock, when compared to the voting rights of each such security paid to the holders of Class A Common Stock, shall have proportionately greater voting rights determined pursuant to the same formula as provided in Article 4.3.2, above; (b) such security paid to the holders of Class B Common Stock shall convert into the security paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock and shall have the same restrictions on ownership applicable to the ownership of Class B Common Stock; and (c) the respective voting rights of each such security paid to holders of Class A Common Stock and Class B Common Stock with respect to the election of directors shall otherwise be as comparable as is practicable, as determined by the Board, to those of the Class A Common Stock and Class B Common Stock, respectively.

4.5           Preferred Stock.  The rights and obligations of the holders of Preferred Stock shall be set forth and provided by this Article 4.5. The Board, with the consent of the Class B Directors in accordance with Article 6.1, may issue shares of Preferred Stock in one or more series from time to time, and, fix by resolution the designations, powers, preferences and rights, and the qualifications, limitations and restrictions of the shares of each series of Preferred Stock, including without limitation the following:

(a)           the distinctive serial designation of such series which shall distinguish it from other series;

(b)           the number of shares included in such series;

(c)           the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

(d)           whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(e)           the amount or amounts which shall be payable out of the assets of the Management Company to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Management Company, and the relative rights of priority, if any, of payment of the shares of such series;

(f)            the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Management Company or at the option of the holder or holders thereof or upon the happening of a specified event or events;

(g)           the obligation, if any, of the Management Company to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(h)           whether or not the shares of such series shall be convertible or exchangeable, at any time or times, at the option of the holder or holders thereof or at the option of the Management Company or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Management Company, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

(i)            whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights.

ARTICLE 5
CONVERSIONS; EXCHANGES AND ISSUANCE OF STOCK.

5.1           Conversion of Class B Common Stock.

5.1.1        Voluntary Conversion. Each holder of Class B Common Stock shall be entitled to convert, at any time and from time to time, any or all of the shares of such holder’s Class B Common Stock into validly issued, fully paid and non-assessable shares of

Class A Common Stock.  The number of shares of Class A Common Stock obtained from the conversion of the Class B Common Stock shall be determined by multiplying the number of shares of Class B Common Stock to be converted by the Class B Conversion Rate then in effect.  Such right shall be exercised by the holder of the Class B Common Stock to be converted by surrendering the certificate representing the shares of Class B Common Stock to be converted to the Management Company, during normal business hours at the principal offices of the Management Company, accompanied by a written notice from the holder stating the shares of Class B Common Stock are being presented for conversion. Upon exercise of such conversion right, the Management Company shall issue the appropriate number of shares of Class A Common Stock to the holder of the shares of Class B Common Stock being converted and reflect the Transfer on the books of the Management Company.  The “Class B Conversion Rate” shall be initially set at one (1).  In the event there is any stock split (as set forth in Article 5.13), dividend, combination (as set forth in Article 5.14) or similar transaction related to the Class A Common Stock, the Class B Conversion Rate in effect immediately after such event shall be equal to the Class B Conversion Rate in effect immediately before such event multiplied by (a) the number of shares of Class A Common Stock outstanding immediately after such event, and divided by (b) the number of shares of Class A Common Stock outstanding immediately before such event.

5.1.2        Involuntary Conversion.  Upon a Type A Triggering Event, the Class B Common Stock of the Triggering Party shall be automatically converted to Class A Common Stock as provided in Article 5.12.1.

5.2           Exchange of Membership Units.  As provided in the Operating Agreement, a holder of Membership Units may, at its option, exchange, at any time and from time to time, any or all of its Membership Units for validly issued, fully paid and non-assessable shares of Class A Common Stock.  The number of shares of Class A Common Stock obtained from the exchange of the Membership Units shall be determined by multiplying the number of Membership Units to be exchanged by the Membership Unit Exchange Rate then in effect.  Such right shall be exercised by the holder of the Membership Units to be exchanged by surrendering the certificate representing the Membership Units to be exchanged to the Management Company, during normal business hours at the principal offices of the Management Company, accompanied by a written notice from the holder stating that the Membership Units are being presented for exchange.  Upon exercise of such exchange right, the Management Company shall issue the appropriate number of shares of Class A Common Stock to the holder of the Membership Units being exchanged and, shall be named as the record holder of the Membership Unit exchanged on the books of the Operating Company.  The “Membership Unit Exchange Rate” shall be initially set at one (1).  In the event there is any stock split (as set forth in Article 5.13), dividend, combination (as set forth in Article 5.14) or similar transaction related to the Class A Common Stock in which there is not an identical dividend, distribution, combination or split or similar transaction related to the Membership Units, the Membership Unit Exchange Rate in effect immediately after such event shall be equal to the Membership Unit Exchange Rate in effect immediately before such event multiplied by (a) the number of shares of Class A Common Stock outstanding immediately after such event, and divided by (b) the number of shares of Class A Common Stock outstanding immediately before such event.  In the event there is any split, combination or other similar transaction related to the Membership Units in which there is not an identical stock split, dividend, distribution, combination or similar transaction related to the

Class A Common Stock, the Membership Unit Exchange Rate in effect immediately after such event shall be equal to the Membership Unit Exchange Rate in effect before such event multiplied by (a) the number of Membership Units outstanding immediately before such event, and divided by (b) the number of Membership Units outstanding immediately after such event.

5.3           Offering of Class A Common Stock.  The Board, with the consent of the Class B Directors in accordance with Article 6.1, may issue shares of Class A Common Stock in a Public Offering, and shall issue shares of Class A Common Stock in a Public Offering as required under the Registration Rights Agreement.  Upon completion of a Public Offering of Class A Common Stock by the Management Company, the Management Company shall contribute the net proceeds from such Public Offering of Class A Common Stock to the Operating Company, and, in exchange shall receive a number of Membership Units from the Operating Company and, if applicable, the selling Class A Common Stock holder, equal to the number of shares of Class A Common Stock issued in the Public Offering determined by dividing the number of Class A Common Stock issued in the Public Offering by the Membership Unit Exchange Rate then in effect.

5.4           Issuance and Conversion of Preferred Stock.  The Board, with the consent of the Class B Directors in accordance with Article 6.1, may issue shares of Preferred Stock designated as provided in Article 4.5, above.  If the Board issues Preferred Stock that is convertible to shares of Class A Common Stock, then upon completion of an issuance, the Management Company shall contribute the net proceeds from the issuance to the Operating Company, and, in exchange, the Management Company shall receive a number of Membership Units equal to the number of shares of Preferred Stock issued divided by the product of (a) the Membership Unit Exchange Rate then in effect and (b) the number of shares of Class A Common Stock one share of Preferred Stock is then convertible into.  The holder of any shares of convertible Preferred Stock may exercise its right to convert the shares to shares of Class A Common Stock in accordance with the terms of the Preferred Stock.

5.5           Equity Compensation Plan.  The Board, with the consent of the Class B Directors in accordance with Article 6.1, may issue options to purchase shares of Class A Common Stock (“Class A Options”) in accordance with the terms of the Equity Compensation Plan.  The recipient of such Class A Options (the “Option Holder”) may exercise its Class A Options by paying to the Management Company an amount equal to the exercise price of the Class A Options then exercised.  Upon exercise of such Class A Options, the Management Company shall contribute the proceeds received from the Option Holder to the Operating Company and, in exchange shall receive a number of Membership Units from the Operating Company equal to the number of shares of Class A Common Stock issued in connection with the exercise of the Class A Options divided by the Membership Unit Exchange Rate then in effect.

5.6           Surrender of Certificates upon Conversion or Exchange.  As promptly as practicable following the surrender of certificates representing shares of Class B Common Stock, Membership Units or convertible Preferred Stock in the manner provided in Articles 5.1, 5.2 and 5.4, respectively, the Management Company will deliver a certificate representing the number of shares of Class A Common Stock issuable upon such conversion or exchange, issued in the name of the holder.  Such conversion or exchange shall be deemed to have been effected immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of Class B Common Stock, Membership Units or convertible Preferred Stock.  Upon the date any such conversion or exchange is made or effected, all rights of the holder of such shares of Class B Common Stock, Membership Units or convertible Preferred Stock in respect of such shares or units shall cease.  The Person in whose name such the certificate representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder of such shares of Class A Common Stock.

5.7           Reservation of Class A Common Stock.  The Management Company shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock a sufficient number of shares to permit the conversion of the outstanding shares of Class B Common Stock (as provided in Article 5.1), the exchange of Membership Units (as provided in Article 5.2) and the conversion of shares of convertible Preferred Stock (as provided in Article 5.4) for shares of Class A Common Stock; provided, that nothing contained herein shall preclude the Management Company from satisfying its obligations in respect of such conversions and exchanges by delivery of purchased shares of Class A Common Stock which are held in the treasury of the Management Company or by other holders thereof.

5.8           Stock Certificates.  The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock, exchange of Membership Units or conversion of Preferred Stock shall be made without charge to the holders of such shares for any stamp or other similar transfer tax in respect of such issuance; provided, that if any such certificate is to be issued in a name other than that of the holder of the shares of Class B Common Stock converted, the Membership Units exchanged or shares of Preferred Stock converted, then the Person requesting the issuance thereof shall, prior to such issuance, pay to the Management Company the amount of any tax that may be payable in respect of any Transfer involved in such issuance or shall establish to the satisfaction of the Management Company that such tax has been paid or is not payable.

5.9           Reissuance of Class B Common Stock.  Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided herein shall continue to be authorized shares of Class B Common Stock and available for reissuance by the Management Company; provided, that no shares of Class B Common Stock shall be reissued except as expressly authorized by the Board and any remaining holder of Class B Common Stock.

5.10         Transfer of Class B Common Stock.  For so long as there are two holders of Class B Common Stock, a holder of Class B Common Stock shall not Transfer its shares of Class B Common Stock except as provided in the Stockholders’ Agreement.

5.11         Preemptive Rights.  Except for issuances of Class A Common Stock in a Public Offering, employee stock purchase, stock option or dividend reinvestment plan, each holder of Class B Common Stock shall have the right, in accordance with this Article 5.11, to purchase from the Management Company sufficient shares of Class A Common Stock to ensure that its percentage of Total Outstanding Shares will not be reduced in connection with such issuance, whether by private sale of Class A Common Stock or otherwise.  In the event a holder of Class B Common Stock elects to exercise its rights under this Article 5.11, the purchase price per share of Class A Common Stock shall be equal to the consideration paid for the Class A Common Stock issued to the other party(ies).

5.12         Events Triggering Conversion of Class B Common Stock.  If a Type A Triggering Event or Type B Triggering Event (each defined below and each a “Triggering Event”) occurs, the party triggering the Triggering Event (the “Triggering Party”) shall have the rights and obligations set forth in this Section 5.12.

5.12.1      Type A Triggering Event.  A “Type A Triggering Event” shall be deemed to have occurred if a holder of Class B Common Stock, together with its Subsidiaries, ceases to own, directly or indirectly, at least ten percent (10%) of the Total Outstanding Shares and, after written notice from the other holder of Class B Common Stock (or the Management Company if there is only one holder of Class B Common Stock), fails to acquire sufficient additional Class A Common Stock, Membership Units or Class B Common Stock, as the case may be, within thirty (30) days following receipt of such notice to restore such holder’s percentage ownership of the Total Outstanding Shares to at least ten percent (10%).  In no event shall the Management Company, the Operating Company or any other holder of JV Securities be required to sell any JV Securities to alleviate such deficit.  Upon the occurrence of a Type A Triggering Event, the following shall immediately and automatically occur:  (a) the Class B Common Stock of the Triggering Party shall convert into Class A Common Stock, (b) the term of the Class B Directors appointed by the Triggering Party shall end, (c) all rights of the Triggering Party associated with ownership of the Class B Common Stock shall terminate and (d) all Strategic Decisions shall be made by the remaining Class B Directors and any Class A Directors as provided in Article 6.  Once a Type A Triggering Event has occurred with respect to a Triggering Party, it shall continue indefinitely.

5.12.2      Type B Triggering Event.  A “Type B Triggering Event” shall be deemed to have occurred if a holder of Class B Common Stock, together with its Subsidiaries, ceases to own, directly or indirectly, such number of the Total Outstanding Shares equal to at least fifty percent (50%) of the other Class B Common Stock holder’s ownership of the Total Outstanding Shares, and fails, after written notice from the other holder of Class B Common Stock, to acquire additional Class A Common Stock, Membership Units or Class B Common Stock, as the case may be, within thirty (30) days after the receipt of such notice so as to no longer own less than fifty percent (50%) of the other holder’s ownership of the Total Outstanding Shares.  In no event shall the Management Company, the Operating Company or any other holder of JV Securities be required to sell any JV Securities to alleviate such deficit.  Upon the occurrence of a Type B Triggering Event, the following shall immediately and automatically occur:  (a) the term of one (1) of the Class B Directors elected by the Triggering Party shall end and such Director (as selected by the Triggering Party) shall cease to serve on the Board and (b) all Strategic Decisions shall be made by the remaining Class B Directors and any Class A Directors as provided in Article 6.  Once a Type B Triggering Event has occurred with respect to a Triggering Party, it shall continue until the first to occur of the following:  (i) the Triggering Party owns, directly or indirectly, such number of the Total Outstanding Shares equal to at least fifty percent (50%) of the other Class B Common Stockholder’s ownership of the Total Outstanding Shares or (ii) the non-Triggering Party ceases to hold any shares of Class B Common Stock.  Once the Type B Triggering Event ceases to exist, the following shall automatically occur:  (x) the Triggering Party shall be entitled to elect three (3) Class B Directors and fill any vacancy of Class B Directors to reach a total of three (3) Class B Directors, and (y) all Strategic Decisions shall be made by the Class B Directors and any Class A Directors as provided in Article 6.

5.13         Stock Splits.  The Management Company shall not in any manner subdivide or combine (by any stock split, stock dividend, reclassification, re-capitalization, merger or otherwise) the outstanding shares of Class B Common Stock.  If the Management Company shall subdivide or combine (by any stock split, stock dividend, reclassification, re-capitalization, merger or otherwise) the outstanding shares of Class A Common Stock, then the Management Company shall adjust the Class B Conversion Rate by which Class B Common Stock and the conversion rate by which the Preferred Stock (in accordance with Article 5.4) converts into shares of Class A Common Stock to account for the change in number of shares of Class A Common Stock.  The Management Company shall cause the Operating Company to adjust the Membership Unit Exchange Rate accordingly if there is:  (a) any subdivision or combination (by any unit split, unit distribution, reclassification, re-capitalization, merger or otherwise) of the Membership Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock; or (b) any subdivision or combination (by and stock split, stock dividend, reclassification, re-capitalization, merger or otherwise) of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Membership Units; in each such case according to Article 5.2.

5.14         Mergers and Consolidation.  In the event that the Management Company, with the approval of the Board and consent of the Class B Directors in accordance with Article 6.1, enters into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or converted into other stock or securities, cash or other property, then the shares of each class of Common Stock shall be exchanged for or converted into either (a) the same amount of stock, securities, cash or other property, as the case may be, for which each share of any other class of Common Stock is exchanged or converted (and with regard to the Class B Common Stock after giving effect to the Class B Conversion Rate); provided, that if shares of Common Stock are exchanged for shares of capital stock, such shares so exchanged may differ to the extent and only to the extent that the Class A Common Stock and the Class B Common Stock differ as provided herein, or (b) if holders of each class of Common Stock are to receive different distributions of stock, securities, cash or other property (other than as contemplated by Article 5), an amount of stock, securities, cash or other property per share having a value, as determined by an independent investment banking firm of national reputation selected by the Board, equal to the value per share for which each share of any other class of Common Stock is exchanged.  Further, the Management Company shall not enter into such consolidation, merger, combination or other transaction, unless the acquiring Entity agrees to preserve all rights of the holders of Membership Units set forth in the Operating Agreement.

5.15         Effect of Reclassification or Similar Transaction.  In the event of a reclassification or other similar transaction approved in accordance with Articles 5.13 and 5.14 as a result of which the shares of Class A Common Stock are converted into another security, then a holder of Class B Common Stock shall be entitled to receive upon conversion (in accordance with the Class B Conversion Rate) the amount of such security that such holder would have received if such conversion had occurred immediately prior to the record date of such reclassification or other similar transaction.

ARTICLE 6
BOARD OF DIRECTORS AND GOVERNANCE.

6.1           Composition of the Board.  The size and manner of electing the members of the Board shall be determined as set forth in this Article 6.1.

6.1.1        Initial Composition of the Board.  The Board shall initially consist of six (6) directors.  Subject to Article 6.1.2, each holder of Class B Common Stock shall be entitled to elect three (3) of the six (6) initial directors.  The authorized number of directors on the Board shall, from time to time, be increased or decreased (a) by the Board, with the unanimous consent of the Class B Directors, and (b) upon the occurrence of certain events, as provided in this Article 6.1.  If the number of directors is changed, any increase or decrease shall be apportioned among the classes of Common Stock consistent with proportions set forth in this Article 6.1.

6.1.2        Class B Directors.  For so long as there are any shares of Class B Common Stock outstanding (regardless of the number of shares of Class A Common Stock outstanding), the number of Class B Directors and manner of election of the Class B Directors shall be as follows:

(a)           For so long as there are any shares of Class B Common Stock outstanding, the number of Class B Directors shall be six (6) with each holder of Class B Common Stock electing three (3) of the Class B Directors, or, if there is only one share of Class B Common Stock outstanding, then the sole holder of Class B Common Stock shall elect all six (6) Class B Directors.  If a Type B Triggering Event occurs, the number of Class B Directors shall be reduced by one (1) to five (5) for so long as the Type B Triggering Event continues and the Triggering Party shall be entitled to elect only two (2) Class B Directors.  If a Type A Triggering Event occurs, the remaining holder of Class B Common Stock shall fill any vacancies of the Class B Directors; and

(b)           If there is no Class B Common Stock outstanding, there will be no Class B Directors and all directors shall be elected by, and the number of directors shall be determined by the holders of Class A Common Stock and Preferred Stock, if any, voting together as a single class.

6.1.3        Class A Directors.  For so long as there are any shares of Class B Common Stock outstanding, upon a Public Offering, the holders of Class A Common Stock will be entitled to elect up to three (3) independent Class A Directors as provided hereinafter.  If the percentage of Class A Common Stock held by holders, in the aggregate, other than a holder of Class B Common Stock (or its Affiliates) is (a) greater than or equal to ten percent (10%) of the Total Outstanding Shares, but less than or equal to twenty percent (20%) of the Total Outstanding Shares, then the size of the Board shall be increased to include one (1) Class A Director; (b) greater than twenty percent (20%) of the Total Outstanding Shares, but less than or equal to thirty-three percent (33%) of the Total Outstanding Shares, then the size of the Board shall be increased to include two (2) Class A Directors; and (c) greater than thirty-three percent (33%) of the Total Outstanding Shares, then the size of the Board shall be increased to include three (3) Class A Directors. Such Class A Directors must qualify as independent pursuant to the

Securities Exchange Act of 1934, as amended, the rules of any exchange upon which the Common Stock is traded and any other rules or regulations promulgated by the Securities and Exchange Commission.

6.1.4        Written Ballots.  Unless and except to the extent that the By-Laws of the Management Company shall so require, the election of directors of the Management Company need not be by written ballot.

6.2           Powers of the Board of Directors.  The business and affairs of the Management Company shall be managed by or under the direction of the Board in accordance with this Certificate, the By-Laws and the Stockholders’ Agreement.  The Board shall decide matters by a majority vote of a quorum of the Board, except that Strategic Decisions (as defined in Article 8 of the Stockholders’ Agreement) shall be approved as provided in Article 8 of the Stockholders’ Agreement.

6.3           Removal of Directors.  Directors may be removed from the Board as provided in this Article 6.3.

6.3.1        Class A Directors.  A Class A Director may be removed at any time, with or without cause, by a vote of the holders of the Class A Common Stock holding not less than eighty-percent (80%) of the votes entitled to be cast for the election of Class A Directors, voting separately as a class.

6.3.2        Class B Directors.  A Class B Director may be removed at any time, with or without cause, by the holder of Class B Common Stock that elected such Class B Director.

6.4           Vacancies on the Board of Directors.  Any vacancy occurring on the Board shall be filled as set forth in this Article 6.4.

6.4.1        Vacancies of Class A Directors.  Any vacancies resulting from death, resignation, disqualification, removal or other reasons with respect to a Class A Director shall be filled by the affirmative vote of the remaining Class A Directors then in office, even if less than a quorum of the Board or, if there shall not be any remaining Class A Directors, by the holders of Class A Common Stock.

6.4.2        Vacancies in Class B Directors.  Any vacancies resulting from death, resignation, disqualification, removal or other cause with respect to a Class B Director shall be filled by the holder of Class B Common Stock that elected such Class B Director, unless otherwise provided in this Certificate.

6.4.3        Term of Substitute Directors.  Any director elected in accordance with this Article 6.4 shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified, or until such director’s term of office otherwise terminates.

6.5           Quorum.  Quorum for any meeting of the Board shall require the presence of a majority of the directors and, for all matters requiring the approval of the Class B Directors, at least one Class B Director elected by each holder of Class B Common Stock.

6.6           Amendment, Restatement and Repeal of the Certificate.  Unless there are no outstanding shares of Class B Common Stock, any amendment, repeal or restatement of this Certificate shall require (a) the approval of a majority of the shares of Class A Common Stock, any voting Preferred Stock and Class B Common Stock voting together as a single class and (b) the unanimous consent of the holders of Class B Common Stock voting separately.  If there are no outstanding shares of Class B Common Stock, the amendment, repeal or restatement of this Certificate shall require the consent of at least two-thirds of the outstanding shares of Class A Common Stock and any voting Preferred Stock voting together as a single class.

6.7           Amendment of Bylaws.  Unless there are no outstanding shares of Class B Common Stock, any amendment or modification of the Bylaws shall require (a) the approval of a majority of the Board and (b) the unanimous consent of the Class B Directors voting separately.  If at any time there are no Class B Directors, the amendment or modification of the Bylaws shall require the consent of a majority of the Board.  Notwithstanding the foregoing, the stockholders may amend or modify any provision of the By-Laws by:  (i) the affirmative vote of the holders of a majority of the Class A Common Stock and Class B Common Stock voting together as a single class; and (ii) if any Class B Common Stock is issued and outstanding, by the affirmative vote of the holders of all of the Class B Common Stock, voting separately as a class.

ARTICLE 7
DISSOLUTION.

7.1           Events Causing Dissolution.  The Management Company shall be dissolved and its affairs wound up upon the first to occur of the following:  (a) the written consent of the holders of Class B Common Stock or, if there is no Class B Common Stock outstanding, the majority vote of the Class A Common Stock; (b) the occurrence of any event which makes it unlawful for the Management Company to continue its operations or (c) the issuance of a decree by any court of competent jurisdiction that the Management Company be dissolved and liquidated.

7.2           Winding Up.  In the event of the dissolution of the Management Company for any reason, the CEO, under the direction of the Board, shall proceed promptly to wind up the affairs and liquidate the assets of the Management Company.  The Board shall have complete discretion to determine the time, manner and terms of any sale of the Management Company property pursuant to such liquidation.

7.3           Liquidation Rights.  In the event of any dissolution, liquidation or winding-up of the affairs of the Management Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Management Company and after making provision for the holders of each series of Preferred Stock, if any, and according to the terms of Preferred Stock, the remaining assets and funds of the Management Company, if any, shall be divided among and paid ratably to the holders of the shares of the

Common Stock or on an as-converted basis.  For the purposes hereof, the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Management Company shall be deemed a voluntary liquidation, dissolution or winding-up of the Management Company, but a consolidation or merger of the Management Company with one or more other corporations shall not be deemed to be a, voluntary or involuntary, liquidation, dissolution or winding-up of the Management Company.

ARTICLE 8
OFFICER AND DIRECTOR LIABILITY.

A director of the Management Company shall not be liable to the Management Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.  No amendment, modification or repeal of this Article 8 shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

ARTICLE 9
SECTION 203 ELECTION.

The Management Company hereby expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE 10
DEFINITIONS.

The following are the definitions used in this Certificate:

“Affiliate” shall mean with respect to any Person, any Person directly or indirectly Controlling, Controlled by, or under common Control with such other Person at any time during the period for which the determination of affiliation is being made.

 “Board” shall mean the Board of Directors of the Management Company.

“Business” shall mean the operation of businesses engaged in the development and marketing of branded wireless telecommunications services, including, without limitation, handsets, voice services, data services (including CDMA laptop cards and related software), stand-alone and other wireless services in the United States; provided, however, that the Business shall not include any business or activity that the Management Company is restricted from pursuing or engaging in pursuant to the Operating Agreement.

“By-Laws” shall mean the By-Laws of the Management Company.

“CEO” shall mean the chief executive officer of the Management Company.

“Certificate” shall have the meaning set forth in Article 4.2.

“Change of Control” shall mean the transfer of Control, or sale of all or substantially all of the assets (in one or more related transactions), of a holder of Class B Common Stock, from the Person that holds such Control or assets, to another Person, but shall not include a transfer of Control, or such sale of assets, to an Affiliate of such holder of Class B Common Stock.

“Class A Common Stock” shall have the meaning set forth in Article 4.1.

“Class A Directors” shall mean the directors of the Management Company elected to the Board by the holders of Class A Common Stock.

“Class A Options” shall have the meaning set forth in Article 5.5.

“Class B Common Stock” shall have the meaning set forth in Article 4.1.

“Class B Conversion Rate” shall have the meaning set forth in Article 5.1.

“Class B Directors” shall mean the directors of the Management Company elected to the Board by the holders of Class B Common Stock.

“Common Stock” shall mean the Class A Common Stock and the Class B Common Stock.

“Control” as used with respect to any Entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Entity through the ownership of Voting Securities or by contract.

 “DGCL” shall mean the Delaware General Corporation Law, as amended.

“EarthLink” shall mean EarthLink, Inc., a Delaware corporation, and any permitted successor or assigns.

“Entity” shall mean any corporation, firm, unincorporated organization, association, partnership, limited partnership, limited liability company, limited liability partnership, business trust, joint stock company, joint venture organization, entity or business.

“Equity Compensation Plan” shall mean the benefits plan authorizing the Management Company to issue options to purchase shares of Class A Common Stock.

“JV Securities” shall mean the Membership Units and the Shares.

“Management Company” shall mean SK-EarthLink Management Corp., a Delaware corporation.

“Member” shall initially mean and refer to SKTI, EarthLink and the Management Company, and shall thereafter refer to their respective successors and permitted assigns, and any other members admitted to the Operating Company in accordance with the Operating Agreement.

“Membership Interest” shall mean a Member’s entire equity ownership interest in the Operating Company at any particular time, including such Member’s share of the profits and losses of the Operating Company and right to receive distributions of the Operating Company’s assets, and all other benefits to which a Member may be entitled, all in accordance with the provisions of the Operating Agreement and the Delaware Limited Liability Company Act, together with the obligations of such Member to comply with all the terms and provisions of the Operating Agreement.  The Membership Interests constitute one class of limited liability company interest in the Operating Company.

“Membership Unit” shall mean a fractional, undivided share of the Membership Interests of all Members issued pursuant to the Operating Agreement.

“Membership Unit Exchange Rate” shall have the meaning set forth in Article 5.2.

“Operating Agreement” shall mean the operating agreement of the Operating Company, as amended from time to time.

“Operating Company” shall mean SK-EarthLink LLC, a Delaware limited liability company, or any permitted successors or assigns.

“Option Holder” shall have the meaning set forth in Article 5.5.

“Person” shall mean any natural person or Entity.

“Preferred Stock” has the meaning set forth in Article 4.1.

“Products and Services” shall mean the products and services related to the Business.

“Public Common Stock” shall mean the Class A Common Stock that has been registered with the Securities and Exchange Commission for sale to the public.

“Public Offering” shall mean a sale of Public Common Stock to underwriters in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1, SB-2 or S-3 (or successor forms) under the Securities Act.

“Registration Rights Agreement” shall mean the Registration Rights Agreement entered into by and among SKT, EarthLink and the Management Company as of the date hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shares” shall mean the issued and outstanding Common Stock and Preferred Stock of the Management Company.

“SKT” shall mean SK Telecom Co., Ltd., a corporation with limited liability organized under the laws of the Republic of Korea, and its permitted successors and assigns.

“SKTI” shall mean SK Telecom International, Inc., the wholly owned subsidiary of SKT located in the United States.

“Stockholder” shall mean EarthLink and SKT and the successors of each.

“Stockholders Agreement” shall mean the Stockholders’ Agreement entered into as of the date hereof, by and among SKT and EarthLink, as stockholders of the Management Company, and the Management Company.

“Strategic Decisions” shall have the meaning set forth in Article 8 of the Stockholders’ Agreement.

“Subsidiary” shall mean, as to any Person, any Entity (i) of which such Person directly or indirectly owns securities or other equity interests representing fifty percent (50%) or more of the aggregate voting power or (ii) of which such Person possesses the right to elect fifty percent (50%) or more of the directors or Persons holding similar positions.  The Operating Company shall be deemed to be a Subsidiary of the Management Company.

“Total Outstanding Shares” shall mean, from time to time, the sum of (a) the number of shares of Class A Common Stock issued and outstanding and (b) the number of shares of Class A Common Stock obtained if all issued and outstanding shares of Class B Common Stock, Membership Units and shares of convertible Preferred Stock were then converted into shares of Class A Common Stock in accordance with Articles 5.1, 5.2 and 5.4, respectively.

“Transfer” shall mean any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage or other disposition or encumbrance, of any beneficial or economic interest in any JV Securities, including those by operation or succession of law, merger or otherwise.  A Transfer of JV Securities shall be deemed to have occurred upon any transfer of the stock of a Subsidiary holding the JV Securities that results in such Entity no longer being a Subsidiary of a Stockholder.  However, a Change of Control of a holder of Class B Common Stock shall not be deemed to be a Transfer.

“Triggering Event” shall have the meaning set forth in Article 5.12.

“Triggering Party” shall have the meaning set forth in Article 5.12.

“Type A Triggering Event” shall have the meaning set forth in Article 5.12.1.

“Type B Triggering Event” shall have the meaning set forth in Article 5.12.2.

 “Voting Securities” shall mean any securities entitled to vote in the ordinary course in the election of directors or of Persons serving in a similar governing capacity of any partnership, limited liability company or other Entity, including the voting rights attached to such securities.

[Signatures on following page]

IN WITNESS WHEREOF, SK-EarthLink Management Corp. has caused this Certificate, which has been duly adopted by the Board and consented to in writing and authorized by the holders of all of the issued and outstanding shares entitled to vote thereon and duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, to be signed and attested as of the          day of                          , 2005.

SK-EARTHLINK MANAGEMENT CORP.

By:
Name:
Title: